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                      AMES DEPARTMENT STORES, INC.         Exhibit 20
                         JULY RESULTS VS. PLAN             Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                   Fiscal 1997 Year-to-Date
                                                   -------------------------
                                                     Actual      Plan (a)
                                                     ------      ---------
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                       $46.1      $46.1

Cash Flow from Operations:
   Net Income (Loss)                                      1.4       (3.1)
   Non-Cash Income Tax Provision (Benefit)                0.8       (1.6)
   Other                                                  3.3        3.1
                                                     ---------  ---------
Cash Provided by (Used in) Operations                     5.5       (1.6)

Changes in Working Capital:
   FIFO Inventory (Increase) Decrease                   (52.8)     (66.9)
   Trade Payables Increase (Decrease)                     7.7       20.7
   All Other                                            (13.2)     (20.6)
                                                     ---------  ---------
Net Changes in Working Capital                          (58.3)     (66.8)

Capital Expenditures                                    (19.3)     (18.5)

Other:
   Short-Term Borrowings (Payments) - Revolver           65.3       80.0
   Capital Lease Payments                                (1.5)      (1.3)
   Long-Term Debt Payments                              (10.3)     (10.3)
   Store Closing and Other                              (10.0)      (3.5)
                                                     ---------  ---------
Total Other                                              43.5       64.9
                                                     ---------  ---------

Increase (Decrease) in Cash & Cash Equivalents          (28.6)     (22.0)
                                                     ---------  ---------

Ending Cash & Cash Equivalents                          $17.5      $24.1
                                                     =========  =========
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(a)As reported on Form 8-K dated February 27, 1997


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